As Filed with the Securities and Exchange Commission on November 13, 2020	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

LIGHTWAVE LOGIC, INC.

(Name of Registrant As Specified in its Charter)

Nevada	3080	82-049-7368
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

369 Inverness Parkway, Suite 350
Englewood, Colorado 80112
(720) 340-4949

(Address and Telephone Number of Principal Executive Offices)

Michael S. Lebby
Chief Executive Officer
369 Inverness Parkway, Suite 350
Englewood, Colorado 80112
Telephone: (720) 340-4949

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Clayton E. Parker, Esq.
John C. Scarborough, Jr., Esq.
K&L Gates LLP
200 South Biscayne Boulevard, Suite 3900
Miami, Florida 33131-2399
Telephone: (305) 539-3300
Facsimile: (305) 358-7095

Approximate Date of Proposed Sale to the Public:

As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, par value $0.001 per share	8,000,000	$0.69(2)	5,520,000	$602.23
Common Stock, par value $0.001 per share	1,079,278	—(3)		—
TOTAL	9,079,278		5,520,000	$602.23

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(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder also include such indeterminate number of additional shares of Common Stock as may from time to time be issued after the date hereof as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(2)

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933. The price per share and aggregate offering price are based on the average of the high and low sales prices of the registrant’s common stock, par value $0.001 per share (“Common Stock”) on November 11, 2020, as reported on the OTC Markets (OTCQB).

(3)

No registration fee is payable in connection with the aggregate of 1,079,278 shares of Common Stock previously registered under the registration statement Form S–1 (File No. 333-236115) filed with the Securities and Exchange Commission on January 28, 2020 and declared effective on February 4, 2020 (the “Prior Registration Statement”) are included in this registration statement because such shares of Common Stock are being carried forward from the Prior Registration Statement pursuant to Rule 429 under the Securities Act. A registration fee is only payable in connection with the aggregate of 8,000,000 shares of Common Stock that were not previously registered under the Prior Registration Statement. See “Statement Pursuant to Rule 429” below.

The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

STATEMENT PURSUANT TO RULE 429

The registrant is filing a single prospectus in this registration statement, pursuant to Rule 429 under the Securities Act of 1933. The prospectus is a combined prospectus relating to (i) 8,000,000 shares of the Common Stock of Lightwave Logic, Inc., a Nevada corporation (the “Company”) that are being newly registered hereunder and 1,079,278 shares of Common Stock that are currently registered under the Prior Registration Statement and remain unsold by the Selling Securityholder listed therein. Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-3 upon effectiveness will serve as a post-effective amendment to the Prior Registration Statement. If any securities previously registered under the Prior Registration Statement are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

EXPLANATORY NOTE

As of November 11, 2020, aggregate market value of the voting and non-voting common equity held by non-affiliates of the registrant was approximately $76,737,375, and as such the registrant is eligible pursuant to General Instruction I.B.1 to utilize Form S-3 for securities to be offered for cash for the account of any person other than the registrant. As such, this registration statement is being filed on Form S-3 for the registration of 9,079,278 shares of Common Stock, and upon effectiveness this registration statement will also serve as a post-effective amendment to the Prior Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	November 13, 2020

9,079,278 Shares of Common Stock

This prospectus relates to the resale of up to 9,079,278 shares of the Common Stock, par value $0.001 per share (“Common Stock”) of Lightwave Logic, Inc. (“Company”, “us” or “we”) which may be offered by Lincoln Park Capital Fund, LLC (“Lincoln Park”) from time to time, and which have been or may be issued pursuant to a purchase agreement between and the Company and Lincoln Park, dated as of January 21, 2019 (the “Purchase Agreement”). See “The Lincoln Park Transaction” for a description of the Purchase Agreement, and “Selling Securityholder” for additional information regarding Lincoln Park.

We previously filed a registration statement on Form S–1 (File No. 333-236115) filed with the Securities and Exchange Commission on January 28, 2020 and declared effective on February 4, 2020 (the “Prior Registration Statement”). The Prior Registration Statement registered 8,477,864 shares of Common Stock including 7,827,204 purchase shares and 650,660 commitment shares that have been or may be issued pursuant to the Purchase Agreement, of which 577,336 purchase shares and 501,942 commitment shares remain registered and have not been resold thereunder as of November 11, 2020. Such remaining shares of Common Stock are being carried over from the Prior Registration Statement pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”). In addition, 8,000,000 newly registered purchase shares, which were not registered under the Prior Registration Statement are being registered hereunder.

The registration of the shares hereunder does not mean that Lincoln Park will actually offer or sell the full number of the shares being registered pursuant to this prospectus. We will not receive any proceeds from the sales of shares of our Common Stock by Lincoln Park; however, we may receive proceeds upon the sale of up to 8,437,500 purchase shares under the Purchase Agreement, which have not yet been sold to Lincoln Park.

Lincoln Park is an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park may offer the securities registered hereunder directly or through agents or to or through underwriters or dealers. The securities may be offered and sold through public or private transactions at market prices prevailing at the time of sale, at a fixed price or fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. See "Plan of Distribution" for more information about how Lincoln Park may sell the shares of Common Stock being registered pursuant to this prospectus.

Our Common Stock is currently quoted on the OTC Markets (OTCQB) under the symbol "LWLG". On November 11, 2020, the Company had 95,319,767 shares issued and outstanding, and the last reported sale price of our Common Stock was $0.671 per share.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution”.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________ ___, 2020.

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, in any prospectus supplement or in a related free writing prospectus, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or any related free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement or any related free writing prospectus. This prospectus and the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement and any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement and any related free writing prospectus, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement and any related free writing prospectus is delivered or securities are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Our trademarks in the United States include P2ICTM and PerkinamineTM. All other trademarks, service marks and trade names included or incorporated by reference in this prospectus are the property of their respective owners.

In this prospectus unless the context otherwise requires, all references to the “Company,” “we,” “our” or “us” and other similar terms means Lightwave Logic, Inc., a Nevada corporation.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. You should not place undue reliance on these forward-looking statements.

Factors that are known to us that could cause a different result than projected by the forward-looking statement, include, but are not limited to:

•	inability to generate revenue or to manage growth;
•	lack of available funding;
•	lack of a market for or market acceptance of our products;
•	competition from third parties;
•	general economic and business conditions;
•	competition from third parties;
•	intellectual property rights of third parties;
•	changes in the price of our stock and dilution;
•	regulatory constraints and potential legal liability;
•	ability to maintain effective internal controls
•	security breaches, cybersecurity attacks and other significant disruptions in our information technology systems;
•	changes in technology and methods of marketing;
•	delays in completing various engineering and manufacturing programs;
•	changes in customer order patterns and qualification of new customers;
•	changes in product mix;
•	success in technological advances and delivering technological innovations;
•	shortages in components;
•	production delays due to performance quality issues with outsourced components;
•	those events and factors described by us in the section entitled “Risk Factors”;
•	the impact of the COVID-19 pandemic;
•	other risks to which our Company is subject; and
•	other factors beyond the Company's control.

Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

PROSPECTUS SUMMARY

Our Company

We were incorporated under the laws of the State of Nevada on June 24, 1997 and in 2004 we acquired PSI-TEC Corp., and in 2006 we merged with PSI-TEC Corp. PSI-TEC Corp. was incorporated under the laws of the State of Delaware on September 12, 1995. In 2008 we changed our name to Lightwave Logic, Inc. Unless the context otherwise requires, all references to the “Company,” “we,” “our” or “us” and other similar terms means Lightwave Logic, Inc., a Nevada corporation.

Our principal executive office is located at 369 Inverness Parkway, Suite 350, Englewood, CO 80112, and our telephone number is (720) 340-4949. Our website address is www.lightwavelogic.com. No information found on our website is part of this prospectus.

Overview

We are a development stage company moving toward commercialization of next generation electro-optic photonic devices made on its P2ICTM technology platform which uses in-house proprietary high-activity and high-stability organic polymers. Electro-optical devices convert data from electric signals into optical signals for multiple applications.

Our differentiation at the device level is in higher speed, lower power consumption, simplicity of manufacturing and reliability. We have demonstrated higher speed and lower power consumption in packaged devices, and during 2019, we developed new materials that promise to further lower power consumption. We are currently focused on testing and demonstrating the simplicity of manufacturability and reliability of our devices.

We are initially targeting applications in data communications and telecommunications markets and are exploring other applications for our polymer technology platform.

Materials Development

Our Company designs and synthesizes organic chromophores for use in its own proprietary electro-optic polymer systems and photonic device designs. A polymer system is not solely a material, but also encompasses various technical enhancements necessary for its implementation. These include host polymers, poling methodologies, and molecular spacer systems that are customized to achieve specific optical properties. Our organic electro-optic polymer systems compounds are mixed into solution form that allows for thin film application. Our proprietary electro-optic polymers are designed at the molecular level for potentially superior performance, stability and cost-efficiency. We believe they have the potential to replace more expensive, higher power consuming, slower-performance materials and devices used in fiber-optic communication networks.

Our patented and patent pending molecular architectures are based on a well-understood chemical and quantum mechanical occurrence known as aromaticity. Aromaticity provides a high degree of molecular stability that enables our core molecular structures to maintain stability under a broad range of operating conditions.

We expect our patented and patent-pending optical materials along with trade secrets and licensed materials, to be the core of and the enabling technology for future generations of optical devices, modules, sub-systems and systems that we will develop or potentially out-license to electro-optic device manufacturers. Our Company contemplates future applications that may address the needs of semiconductor companies, optical network companies, Web 2.0 media companies, high performance computing companies, telecommunications companies, aerospace companies, and government agencies.

Device Design and Development

Electro-optic Modulators

Our Company designs its own proprietary electro-optical modulation devices. Electro-optical modulators convert data from electric signals into optical signals that can then be transmitted over high-speed fiber-optic cables. Our modulators are electro-optic, meaning they work because the optical properties of the polymers are affected by electric fields applied by means of electrodes. Modulators are key components that are used in fiber optic telecommunications, data communications, and data centers networks etc., to convey the high data flows that have been driven by applications such as pictures, video streaming, movies etc., that are being transmitted through the internet. Electro-optical modulators are expected to continue to be an essential element as the appetite and hunger for data increases every year.

Polymer Photonic Integrated Circuits (P2ICTM)

Our Company also designs its own proprietary polymer photonic integrated circuits (otherwise termed a polymer PIC). A polymer PIC is a photonic device that integrates several photonic functions on a single chip. We believe that our technology can enable the ultra-miniaturization needed to increase the number of photonic functions residing on a semiconductor chip to create a progression like what was seen in the computer integrated circuits, commonly referred to as Moore’s Law. One type of integration is to combine several instances of the same photonic functions such as a plurality of modulators to create a 4 channel polymer PIC. In this case, the number of photonic components would increase by a factor of 4. Another type is to combine different types of devices including from different technology bases such as the combination of a semiconductor laser with a polymer modulator. Our P2IC™ platform encompasses both these types of architecture.

Current photonic technology today is struggling to reach faster device speeds. Our modulator devices, enabled by our electro-optic polymer material systems, work at extremely high frequencies (wide bandwidths) and possess inherent advantages over current crystalline electro-optic material contained in most modulator devices such as lithium niobate (LiNbO3), indium phosphide (InP), silicon (Si), and gallium arsenide (GaAs). Our advanced electro-optic polymer platform is creating a new class of modulators and associated PIC platforms that can address higher data rates in a lower cost, lower power consuming manner, with much simpler modulation techniques.

Our electro-optic polymers can be integrated with other materials platforms because they can be applied as a thin film coating in a fabrication clean room such as may be found in semiconductor foundries. Our polymers are unique in that they are stable enough to seamlessly integrate into existing CMOS, Indium Phosphide (InP), Gallium Arsenide (GaAs), and other semiconductor manufacturing lines.

The Offering

Common stock outstanding prior to this offering (1)	95,319,767, including 14,560,558 shares of Common Stock issued to Lincoln Park under the Purchase Agreement, all of which were registered under the Prior Registration Statement.

Common Stock offered by the selling securityholder

Up to 9,079,278 shares of Common Stock, consisting of (i) 8,000,000 shares of Common Stock that are newly registered hereunder and may be issued to Lincoln Park as purchase shares under the Purchase Agreement following the effectiveness of the Registration Statement of which this prospectus is a part, (ii) 139,836 shares of Common Stock that were issued to Lincoln Park under the Purchase Agreement and registered under the Prior Registration statement that have not been resold by Lincoln Park, (iii) 437,500 shares of Common Stock that may be issued to Lincoln Park as purchase shares under the Purchase Agreement and were previously registered under the Prior Registration Statement and (iv) 501,942 shares of Common Stock that may be issued to Lincoln Park as commitment shares under the Purchase Agreement and were previously registered under the Prior Registration Statement.

Common stock to be outstanding after this offering	104,259,209 shares

Use of proceeds

We will receive no proceeds from the sale of shares of Common Stock by Lincoln Park in this offering. We may receive up to $25,000,000 aggregate gross proceeds under the Purchase Agreement from any sales we make to Lincoln Park pursuant to the Purchase Agreement. Any proceeds that we receive from sales to Lincoln Park under the Purchase Agreement will be used for working capital and general corporate purposes.  See "Use of Proceeds".

OTC Markets (OTCQB) symbol	LWLG

Risk factors	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

———————

(1)

The number of shares of our Common Stock set forth above is based on 95,319,767 shares of Common Stock outstanding as of November 11, 2020, and excludes options and warrants to purchase an aggregate of 13,955,068 shares of our Common Stock at exercise prices ranging from $.51 - $1.69 per share with a weighted average exercise price of $.83 per share.

The Lincoln Park Transaction

On January 21, 2019, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park agreed to purchase from us up to $25,000,000 of our Common Stock (subject to certain limitations) from time to time over a 36-month period. In connection with the Purchase Agreement, we also entered into a registration rights agreement with Lincoln Park whereby we agreed to file registration statements with the SEC covering the shares of Common Stock that may be issued to Lincoln Park under the Purchase Agreement, and while a registration statement covering such shares of Common Stock issuable under the Purchase Agreement is effective, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase up to 125,000 shares of our Common Stock on any such business day, which may be increased to up to 200,000 shares depending on certain conditions as set forth in the Purchase Agreement (and subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement); provided that in no event shall Lincoln Park purchase more than $500,000 worth of our Common Stock on any single business day (each, a “Regular Purchase”). Under certain circumstances, we may also, in our sole discretion, direct Lincoln Park on each purchase date to make “accelerated purchases” on the following business day up to the lesser of (i) two (2) times the number of shares purchased pursuant to a Regular Purchase or (ii) 30% of the trading volume on the accelerated purchase date at a purchase price equal to the lesser of (i) the closing sale price on the accelerated purchase date and (ii) 95% of the accelerated purchase date’s volume weighted average price. Except as described in this prospectus, there are no trading volume requirements or restrictions under the Purchase Agreement, and we control the timing and amount of any sales of our Common Stock to Lincoln Park. However, in no event may the Company sell any amount of shares that would result in Lincoln Park beneficially owning more than 4.99% of the Company’s Common Stock. The purchase price of the up to 200,000 shares that may be sold to Lincoln Park under the Purchase Agreement on any business day will be based on the market price of our Common Stock immediately preceding the time of sale as computed under the Purchase Agreement without any fixed discount.

The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, forward or reverse stock split, or other similar transaction occurring during the business days used to compute such price. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day’s prior notice.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions by, among and for the benefit of the parties. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of our Common Stock. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement, and the Purchase Agreement may be terminated by the Company at any time at its discretion without any cost to us.

In consideration for entering into the Purchase Agreement, we issued to Lincoln Park 350,000 shares of Common Stock as a commitment fee and are obliged to issue up to an additional 812,500 commitment shares, pro rata for no consideration, when and if Lincoln Park purchases (at the Company’s discretion) the $25,000,000 aggregate commitment.  For example, if we elect, at our sole discretion, to require Lincoln Park to purchase $50,000 of our stock then we would issue 1,625 additional commitment shares, which is the product of $50,000 (the amount we have elected to sell) divided by $25,000,000 (remaining total amount we can sell Lincoln Park pursuant to the Purchase Agreement) multiplied by 812,500 (the total number of additional commitment shares). The additional commitment shares will only be issued pursuant to this formula if and when we elect at our discretion to sell stock to Lincoln Park.

As November 11, 2020, 14,560,558 shares of Common Stock have been issued to Lincoln Park under the Purchase Agreement for gross proceeds of $9,555,425, which includes 13,900,000 purchase shares and 660,558 commitment shares (including 350,000 initial commitment shares issued upon execution of the Purchase Agreement), and 14,420,722 of such shares have been resold by Lincoln Park under the Prior Registration Statement.

RISK FACTORS

Investing in our securities involves a high degree of risk.  Prior to making a decision about investing in our securities, you should carefully consider and evaluate the specific factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on March 16, 2020 with the SEC and our Quarterly Report on Form 10-Q for the period ended September 30, 2020 filed on November 9, 2020 with the SEC, each of which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Additional risks related to the sale of shares of Common Stock hereunder by Lincoln Park are set forth below:

Sales of shares to Lincoln Park under the Purchase Agreement may affect the price of our Common Stock and make it more difficult to raise additional equity capital.

All 9,079,278 shares registered hereunder which may be sold to Lincoln Park pursuant to the Purchase Agreement are expected to be freely tradable. It is anticipated that such shares registered hereunder will be sold over, if at all, before February of 2022 commencing on the date that the registration statement of which this prospectus is a part becomes effective. The sale by Lincoln Park of a significant amount of shares registered hereunder at any given time could cause the market price of our Common Stock to decline and to be highly volatile. We may ultimately sell all, some or none of the shares of Common Stock registered in this offering to Lincoln Park. If we sell these shares to Lincoln Park, Lincoln Park may sell all, some or none of such shares. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our Common Stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

 The risks and uncertainties we have described are not the only risks that we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.  The occurrence of these known or unknown risks might cause you to lose all or part of your investment.

USE OF PROCEEDS

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the selling securityholder. We will receive no proceeds from the sale of shares of Common Stock by Lincoln Park in this offering. However, we may receive gross proceeds of up to $25,000,000 under the Purchase Agreement, including the sale of up to 9,079,278 purchase shares issued or issuable pursuant to the Purchase Agreement, which are being registered hereunder for resale by Lincoln Park.

We intend to use approximately 75% of any proceeds received under the Purchase Agreement towards our research and development efforts which may include, without limitation, (a) retaining additional management, sales, marketing, technical and other staff to our workforce, (b) expanding our research and development facilities, including the purchase of additional laboratory and production equipment, (c) marketing our future products as they are introduced into the marketplace, (d) developing and maintaining collaborative relationships with strategic partners, (e) developing and improving our manufacturing processes and quality controls, and approximately 25% of any proceeds received may be used for increasing our general and administrative activities related to our operations as a reporting public company and related corporate compliance requirements.

DILUTION

Shares of our Common Stock being sold under this prospectus by the selling securityholders will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of the shares that we may issue and sell to Lincoln Park from time to time under the Purchase Agreement and the issuance of shares underlying the warrants upon the exercise of any such warrants, if any, by the selling securityholders. Although the number of shares of Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuances under the Purchase Agreement.

THE LINCOLN PARK TRANSACTION

General

On January 21, 2019, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park agreed to purchase from us up to $25,000,000 of our Common Stock (subject to certain limitations) from time to time over a 36-month period. In connection with the Purchase Agreement, the Company also entered into a registration rights agreement with Lincoln Park whereby the Company agreed to file registration statements, with the SEC covering the shares of the Company’s Common Stock that may be issued to Lincoln Park under the Purchase Agreement. While a registration statement covering such shares of Common Stock issuable under the Purchase Agreement is effective, we may, from time to time and at its sole discretion, direct Lincoln Park to purchase up to 125,000 shares of our Common Stock on any such business day, which may be increased to up to 200,000 shares depending on certain conditions as set forth in the Purchase Agreement (and subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement); provided that in no event shall Lincoln Park purchase more than $500,000 worth of our Common Stock on any single business day (each, a “Regular Purchase”). Under certain circumstances, we may also, in our sole discretion, direct Lincoln Park on each purchase date to make “accelerated purchases” on the following business day up to the lesser of (i) two (2) times the number of shares purchased pursuant to a Regular Purchase or (ii) 30% of the trading volume on the accelerated purchase date at a purchase price equal to the lesser of (i) the closing sale price on the accelerated purchase date and (ii) 95% of the accelerated purchase date’s volume weighted average price. Except as described in this prospectus, there are no trading volume requirements or restrictions under the Purchase Agreement, and we control the timing and amount of any sales of our Common Stock to Lincoln Park. However, in no event may the Company sell any amount of shares that would result in Lincoln Park beneficially owning more than 4.99% of the Company’s Common Stock. The purchase price of the up to 200,000 shares that may be sold to Lincoln Park under the Purchase Agreement in a Regular Purchase on any business day will be based on the market price of our Common Stock immediately preceding the time of sale as computed under the Purchase Agreement without any fixed discount.

The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, forward or reverse stock split, or other similar transaction occurring during the business days used to compute such price. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day’s prior notice.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions by, among and for the benefit of the parties. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s Common Stock. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement, and the Purchase Agreement may be terminated by the Company at any time at its discretion without any cost to the Company.

In consideration for entering into the Purchase Agreement, the Company issued to Lincoln Park 350,000 shares of Common Stock as a commitment fee and is obliged to issue up to an additional 812,500 commitment shares, pro rata for no consideration, when and if Lincoln Park purchases (at the Company’s discretion) the $25,000,000 aggregate commitment.  For example, if we elect, at our sole discretion, to require Lincoln Park to purchase $50,000 of our stock then we would issue 1,625 additional commitment shares, which is the product of $50,000 (the amount we have elected to sell) divided by $25,000,000 (remaining total amount we can sell Lincoln Park pursuant to the Purchase Agreement) multiplied by 812,500 (the total number of additional commitment shares). The additional commitment shares will only be issued pursuant to this formula if and when we elect at our discretion to sell stock to Lincoln Park.

As November 11, 2020, 14,560,558 shares of Common Stock have been issued to Lincoln Park under the Purchase Agreement for gross proceeds of $9,555,425, which includes 13,900,000 purchase shares and 660,558 commitment shares (including 350,000 initial commitment shares issued upon execution of the Purchase Agreement), and 14,420,722 of such shares have been resold by Lincoln Park under the Prior Registration Statement.

Purchase of Shares under the Purchase Agreement

Under the Purchase Agreement, on any business day selected by us, we may direct Lincoln Park to purchase up to 125,000 shares of our Common Stock on any such business day as a Regular Purchase.  On any day that the closing sale price of our Common Stock is not below $1.00 the purchase amount may be increased, at our sole discretion, to up to 150,000 shares per purchase and on any day that the closing sale price of our Common Stock is not below $1.50 the purchase amount may be increased, at our sole discretion, to up to 200,000 shares per purchase, at our sole discretion, to up to $500,000 per purchase. The purchase price per share for each such Regular Purchase will be equal to the lower of:

•

the lowest sale price for our Common Stock on the purchase date of such shares; or

•

the arithmetic average of the three lowest closing sale prices for our Common Stock during the 12 consecutive business days ending on the business day immediately preceding the purchase date of such shares.

In addition to Regular Purchases described above, we may also direct Lincoln Park, on any business day on which we have properly submitted a Regular Purchase notice and the closing sale price of the Common Stock is above $0.40 (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement),  to purchase an additional amount of our Common Stock, which we refer to as an “Accelerated Purchase,” not to exceed the lesser of:

•

30% of the aggregate shares of our Common Stock traded during normal trading hours on the purchase date; and

•

two times the number of purchase shares purchased pursuant to the corresponding Regular Purchase.

The purchase price per share for each such Accelerated Purchase will be equal to the lower of:

•

95% of the volume weighted average price during (i) the entire trading day on the purchase date, if the volume of shares of our Common Stock traded on the purchase date has not exceeded a volume maximum calculated in accordance with the Purchase Agreement, or (ii) the portion of the trading day of the purchase date (calculated starting at the beginning of normal trading hours) until such time at which the volume of shares of our Common Stock traded has exceeded such volume maximum; or

•

the closing sale price of our Common Stock on the purchase date.

We may also direct Lincoln Park, not later than 1:00 p.m., Eastern time, on a business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder (and under the corresponding Regular Purchase) have been properly delivered to Lincoln Park in accordance with the Purchase Agreement prior to such time on such business day, and provided that the closing sale price of the Common Stock is above $0.40 (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement), to purchase an additional amount of our Common Stock, which we refer to as an “Additional Accelerated Purchase,” not to exceed the lesser of:

•

30% of the aggregate shares of our Common Stock traded during normal trading hours on the purchase date; and

•

two times the number of purchase shares purchased pursuant to the corresponding Regular Purchase.

The purchase price per share for each such Additional Accelerated Purchase will be equal to the lower of:

•

95% of the volume weighted average price during (i) the entire trading day on the purchase date, if the volume of shares of our Common Stock traded on the purchase date has not exceeded a volume maximum calculated in accordance with the Purchase Agreement, or (ii) the portion of the trading day of the purchase date (calculated starting at the beginning of normal trading hours) until such time at which the volume of shares of our Common Stock traded has exceeded such volume maximum; or

•

the closing sale price of our Common Stock on the purchase date.

In the case of both Regular Purchases and Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

Other than as set forth above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our Common Stock to Lincoln Park.

Events of Default

Events of default under the Purchase Agreement include the following:

•

the effectiveness of the registration statement of which this prospectus forms a part lapses for any reason (including, without limitation, the issuance of a stop order), or any required prospectus supplement and accompanying prospectus are unavailable for the resale by Lincoln Park of our Common Stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period;

•

suspension by our principal market of our Common Stock from trading for a period of one business day;

•

the de-listing of our Common Stock from our principal market, provided our Common Stock is not immediately thereafter trading on the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market, the NASDAQ Capital Market, the NYSE MKT, the NYSE Arca, or the OTCQX operated by the OTC Markets Group, Inc. (or nationally recognized successor thereto);

•

the transfer agent’s failure for three business days to issue to Lincoln Park shares of our Common Stock which Lincoln Park is entitled to receive under the Purchase Agreement;

•

any breach of the representations or warranties or covenants contained in the Purchase Agreement or any related agreement which has or which could have a material adverse effect on us subject to a cure period of five business days;

•

any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us; or

•

if at any time we are not eligible to transfer our Common Stock electronically or a material adverse change in our business, financial condition, operations or prospects has occurred.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside of Lincoln Park’s control, shares of our Common Stock cannot be sold by us or purchased by Lincoln Park under the Purchase Agreement.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to Lincoln Park to terminate the Purchase Agreement. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

No Short-Selling or Hedging by Lincoln Park

Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our Common Stock during any time prior to the termination of the Purchase Agreement.

Prohibitions on Variable Rate Transactions

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

All shares registered in this offering which have been or may be issued or sold by us to Lincoln Park under the Purchase Agreement are expected to be freely tradable. It is anticipated that shares registered in this offering will be sold over a period of up to 36-months from February of 2019. The sale by Lincoln Park of a significant amount of shares registered in this offering at any given time could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock to Lincoln Park, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional shares of our Common Stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our Common Stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $25,000,000 of our Common Stock. Depending on the price per share at which we sell our Common Stock to Lincoln Park pursuant to the Purchase Agreement, we may need to sell to Lincoln Park under the Purchase Agreement more shares of our Common Stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $25,000,000 total commitment available to us under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional shares of our Common Stock, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Lincoln Park under this prospectus is dependent upon the number of shares we direct Lincoln Park to purchase under the Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of shares to Lincoln Park under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share	Number of Registered Shares to be Issued if Full Purchase (1)(2)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park (3)	Proceeds from the Sale of Shares to Lincoln Park Under the $25M Purchase Agreement
$0.50	8,437,500	8.1%	$4,218,750
$0.671(4)	8,437,500	8.1%	$5,661,563
$1.00	8,437,500	8.1%	$8,437,500
$2.00	7,722,288	7.5%	$15,444,575
$3.00	5,148,192	5.1%	$15,444,575

———————

(1)

Although the Purchase Agreement provides that we may sell shares of Common Stock valued at up to $25,000,000, the shares of Common Stock registered hereunder may or may not cover all the shares of Common Stock we ultimately sell to Lincoln Park under the Purchase Agreement, depending on the purchase price per share. As a result, we have included in this column only those shares of Common Stock that we are registering in this offering that have not previously been sold to Lincoln Park.

(2)

The number of registered shares to be issued excludes any commitment shares because no proceeds will be attributable to such commitment shares, and excludes shares that may be issued to Lincoln Park under the Purchase Agreement which are not registered in this offering.

(3)

The denominator is based on 95,319,767 shares of Common Stock outstanding as of November 11, 2020, adjusted to include the number of shares of Common Stock set forth in the adjacent column which we would have issued to Lincoln Park (including commitment shares) based on the applicable assumed average purchase price per purchase share.

(4)

The closing sale price of our shares on November 11, 2020.

SELLING SECURITYHOLDER

The shares of Common Stock being offered by the selling securityholder are those which may be issued to Lincoln Park pursuant to the Purchase Agreement. We are registering these shares of Common Stock in order to permit Lincoln Park, as the selling securityholder, to offer the shares for resale from time to time. Should we direct Lincoln Park to purchase shares in the Offering, it may resell such shares pursuant to the shares being registered hereunder pursuant to the Purchase Agreement.

Lincoln Park is not a licensed broker-dealer or affiliate of a licensed broker-dealer unless otherwise stated in the Plan of Distribution.

Except as otherwise set forth in the footnotes herein below, neither Lincoln Park nor any of its affiliates have held a position or office, or had any other material relationship, with us within the past three years.

We do not know when or in what amounts Lincoln Park may offer shares for sale. Lincoln Park may elect not to sell any or all of the shares offered by this prospectus. Because Lincoln Park may offer all, some or none of the shares, we cannot estimate the number of the shares that will be held by Lincoln Park after completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering, all of the shares covered by this prospectus will be sold by Lincoln Park.

The following table presents information regarding Lincoln Park pursuant to the Purchase Agreement. We are registering these shares of Common Stock in order to permit Lincoln Park, as the selling securityholder. The information concerning beneficial ownership has been taken from our stock transfer records and information provided by the selling securityholder and is dated as of November 11, 2020. Beneficial ownership has been calculated in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of Common Stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable within 60 days of November 11, 2020.

Selling Securityholder	Shares Beneficially Owned Before Offering	Percentage of Outstanding Shares Beneficially Owned Before Offering (%)	Number of Shares being Registered/to be Sold in the Offering	Percentage of Outstanding Shares Beneficially Owned After Offering (%)

Lincoln Park Capital Fund, LLC (1)	968,496 (2)	1.0%(3)	9,079,278 (4)	0.8 (5)

———————

(1)

Josh Scheinfeld and Jonathan Cope, the principals of Lincoln Park, are deemed to be beneficial owners of all of the shares of Common Stock owned by Lincoln Park. Messrs. Scheinfeld and Cope have shared voting and disposition power over such shares being offered under this prospectus.

(2)

Excludes the 8,939,442 shares registered here under which may be issued to Lincoln Park under the Purchase Agreement. Includes (i) 139,836  shares of Common stock previously purchased under Purchase Agreement and not resold as of November 11, 2020 and (ii) warrants to purchase 828,660 shares of Common Stock, the underlying shares of which were registered under the Company’s registration statement on Form S-3 (File No. 333-224614), purchased by Lincoln Park in the December 30, 2015 private placement. The underlying shares of and the foregoing warrants are subject to blocker provisions which restrict the exercise of such instrument if, as a result of such exercise, Lincoln Park, the holder, together with its affiliates and any other person whose beneficial ownership of Common Stock would be aggregated with Lincoln Park for purposes of Section 13(d) of the Exchange Act, would cause Lincoln Park to beneficially own in excess of 4.99% of our then issued and outstanding shares of Common Stock (including the shares of Common Stock issuable upon such exercise), as such percentage ownership is determined in accordance with the terms of each warrant. Any warrant that is not currently exercisable because of a blocker is not deemed to be beneficially owned by Lincoln Park. See the description under the heading “The Lincoln Park Transaction” for more information about the Purchase Agreement.

(3)

The numerator is the number of shares beneficially owned by Lincoln Park as of November 11, 2020. The denominator is based on 95,319,767 shares of Common Stock outstanding as of November 11, 2020 , which includes the number of shares beneficially owned by Lincoln Park before this offering, and excludes any shares which may be sold in this offering which are not already beneficially owned by Lincoln Park.

(4)

Although the Purchase Agreement provides that we may sell up to $25,000,000 of our Common Stock to Lincoln Park, only 9,079,278  shares of our Common Stock are being offered under this prospectus, which represents: (i) 501,942 shares issuable to Lincoln Park as commitment shares pro-rata in connection with the purchase of shares of our Common Stock under the Purchase Agreement, which were registered under the Prior Registration Statement and have not been issued; (ii) 437,500  shares of our Common Stock that may be sold by us to Lincoln Park at our discretion from time to time as purchase shares under the Purchase Agreement, which were registered under the Prior Registration Statement and have not been issued; (iii) 139,836 shares of our Common Stock that have been issued to Lincoln Park and not resold as of November 11, 2020, which were registered under the Prior Registration Statement and (iv) 8,000,000 newly registered shares of our Common Stock that may be sold by us to Lincoln Park at our discretion from time to time as purchase shares under the Purchase Agreement following the effectiveness of the registration statement of which this prospectus is a part. Depending on the price per share at which we sell our Common Stock to Lincoln Park pursuant to the Purchase Agreement, we may need to sell to Lincoln Park under the Purchase Agreement more shares of our Common Stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $25,000,000 total commitment available to us under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional shares. The number of shares ultimately offered for resale by Lincoln Park is dependent upon the number of shares we sell to Lincoln Park under the Purchase Agreement.

(5)

Calculated by dividing (i) the total number of shares beneficially owned by Lincoln Park on November 11, 2020, assuming all shares of Common Stock registered hereunder have been resold by Lincoln Park, by (ii) the number of shares of our Common Stock outstanding as of November 11, 2020, as adjusted to include the 8,939,442 shares which may be issued to Lincoln Park hereunder in connection with the Purchase Agreement that are registered hereunder.

PLAN OF DISTRIBUTION

9,079,278 shares of our Common Stock may be offered by this prospectus by Lincoln Park pursuant to the Purchase Agreement. The Common Stock may be sold or distributed from time to time by Lincoln Park directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the Common Stock offered by this prospectus could be affected in one or more of the following methods:

•

ordinary brokers’ transactions;

•

transactions involving cross or block trades;

•

through brokers, dealers, or underwriters who may act solely as agents;

•

“at the market” into an existing market for the Common Stock;

•

in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•

in privately negotiated transactions; or

•

any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Lincoln Park has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the Common Stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from Lincoln Park and/or purchasers of the Common Stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Lincoln Park can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between Lincoln Park or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from Lincoln Park, and any other required information.

We will pay the expenses incident to the registration, offering, and sale of the shares to Lincoln Park. We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of Common Stock hereunder, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Lincoln Park has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Lincoln Park specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Lincoln Park has represented to us that at no time prior to the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the earlier of (i) termination of the Purchase Agreement or (ii) the date that all shares offered by this prospectus have been sold by Lincoln Park.

Our Common Stock is traded on the OTCQB under the symbol “LWLG.”

When we refer to Lincoln Park in this prospectus, we mean Lincoln Park Capital Fund LLC, and the pledgees, donees, permitted transferees, assignees, successors, and others who later come to hold any of Lincoln Park’s interests in shares of our Common Stock other than through a public sale.

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Snell & Wilmer LLP, Reno, Nevada.

EXPERTS

Morison Cogen LLP, our independent registered public accounting firm, has audited our balance sheets as of December 31, 2019 and 2018, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes (herein referred to as “financial statements”), as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in this registration statement. We have included our financial statements in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Morison Cogen LLP’s report, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

(1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 16, 2020;

(2) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 as filed with the SEC on May 11, 2020, August 10, 2020 and November 9, 2020, respectively; and

(3) Our Current Reports on Form 8-K, as filed with the SEC on April 28, 2020, May 14, 2020, May 18, 2020 and November 2, 2020.

All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. These documents include periodic reports, such as Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than the portions of those documents not deemed to be filed, which is deemed not to be incorporated by reference in this Registration Statement). Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any of the filings incorporated by reference  at no cost, if you submit a request to us by writing or telephoning us at the following mailing address or telephone number:

Lightwave Logic, Inc.

369 Inverness Parkway, Suite 350

Englewood, CO

Attn: James S. Marcelli

Jim@lightwavelogic.com

(720) 340-4949

Copies of these documents may also be accessed free of charge on our website at www.lightwavelogic.com.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the shares of Common Stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our Common Stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Securities Exchange Act of 1934, including annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports and other information are available on the website of the Securities and Exchange Commission referred to above.

We make available free of charge on or through our internet website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, payable by us in connection with the sale of the Common Stock being registered. All amounts shown are estimates except for the SEC registration fee.

Amount to
be Paid
SEC registration fee	$602.23
Printing and engraving expenses	$3,000
Legal fees and expenses	$15,000
Accounting fees and expenses	$2,500
Transfer agent and registrar fees and expenses	$2,500
Miscellaneous expenses	$1,397.77

Total	$25,000

Item 15. Indemnification of Directors and Officers.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation.

The Company’s articles of incorporation state that no director or officer shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) for the payment of dividends in violation of Nevada Revised Statutes Section 78.300.

The Company’s Bylaws state that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Company to the fullest extent authorized by the Nevada Revised Statutes, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 10.3 of the bylaws or with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the Company.

The Bylaws further provide that the right to indemnification conferred above shall include the right to be paid by the Company the expenses incurred in defending any Proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Nevada Revised Statutes require, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise.

The rights to indemnification and to the advancement of expenses conferred in Sections 10.1 and 10.2 of the Company’s Bylaws shall be contract rights. If a claim under Sections 10.1 and 10.2 of the bylaws is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Company to recover an advancement of expenses pursuant to the terms of an undertaking the Company shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Nevada Revised Statutes. Neither the failure of the Company (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Nevada Revised Statutes, nor an actual determination by the Company (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this section or otherwise shall be on the Company.

The Bylaws further state that the rights to indemnification and to the advancement of expenses conferred in Article 10 of the Bylaws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company’s articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Company’s Bylaws state that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Nevada Revised Statutes.

The Company’s Bylaws also state that the Company may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of Article 10 of the Bylaws with respect to the indemnification and advancement of expenses of directors and officers of the Company.

The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, that the person had reasonable cause to believe that the conduct was unlawful.

If any indemnification bylaw or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Company shall indemnify each director, officer or other agent to the fullest extent permitted by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have an insurance policy covering our officers and directors with respect to certain liabilities including, without limitation, corporate securities claims.

Item 16.

Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description	Location
5.1	Opinion of Snell & Wilmer LLP	Filed herewith
10.1	Purchase Agreement dated as of January 21, 2019, by and between the Company and Lincoln Park Capital Fund, LLC	Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on January 22, 2019
10.2	Registration Rights Agreement, dated as of January 21, 2019, by and between the Company and Lincoln Park Capital Fund, LLC	Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on January 22, 2019
23.1	Consent of Morison Cogen LLP, independent registered public accounting firm	Filed herewith
23.2	Consent of Snell & Wilmer LLP (contained in Exhibit 5.1)	Filed herewith

(b) Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17.

Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado on the 13th day of November 2020.

LIGHTWAVE LOGIC, INC.

By:	/s/ Michael S. Lebby
Michael S. Lebby
Chief Executive Officer and Director

POWER OF ATTORNEY

We, the undersigned officers and directors of Lightwave Logic, Inc., do hereby constitute and appoint Thomas E. Zelibor and James S. Marcelli, and each of them singly (with full power to each of them to act alone) our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite are necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas E. Zelibor	Chairman of the Board of Directors	November 13, 2020
Thomas E. Zelibor

/s/ Michael S. Lebby	Chief Executive Officer and Director	November 13, 2020
Michael S. Lebby

/s/ James S. Marcelli	President, Chief Operating Officer, Principal Financial Officer and Director	November 13, 2020
James S. Marcelli

/s/ Joseph A. Miller	Director	November 13, 2020
Joseph A. Miller

/s/ Ronald A. Bucchi	Director	November 13, 2020
Ronald A. Bucchi

/s/ Siraj Nour El-Ahmadi	Director	November 13, 2020
Siraj Nour El-Ahmadi

/s/ Frederick J. Leonberger	Director	November 13, 2020
Frederick J. Leonberger